Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-86477, 333-80769, 333-39103, 333-121791, 033-59769, 333-105003, 333-39899 and 333-151976) on Forms S-3 and (Nos. 333-32420, 033-51887, 033-61847, 333-155445 and 333-155446) on Forms S-8 of our report dated April 30, 2010, relating to the financial statements of United Investors Life Insurance Company appearing in this Current Report on Form 8-K of Protective Life Corporation.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 15, 2011